I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "NT MEDIA CORP. OF CALIFORNIA, INC. " AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE FOURTEENTH DAY OF MARCH, A.D. 2000, AT 9 O'CLOCK A.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM "MVD, INC. " TO "NT MEDIA CORP. OF CALIFORNIA, INC.", FILED THE TWENTY-FOURTH DAY OF APRIL, A.D. 2001, AT 9 O'CLOCK A.M.

CERTIFICATE OF RENEWAL, FILED THE TWENTY-FOURTH DAY OF AUGUST, A.D. 2004, AT 8 O'CLOCK A.M.

CERTIFICATE OF RENEWAL, FILED THE FOURTEENTH DAY OF JUNE, A.D. 2007, AT 5:49 O'CLOCK P.M.

CERTIFICATE OF AMENDMENT, FILED THE NINETEENTH DAY OF JUNE, A.D. 2007, AT 2:12 O'CLOCK P.M.

CERTIFICATE OF AMENDMENT, FILED THE EIGHTEENTH DAY OF JULY, A.D. 2007, AT 8:58 O'CLOCK A.M.

CERTIFICATE OF RENEWAL, FILED THE FIRST DAY OF JULY, A.D. 2011, AT

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, "NT MEDIA CORP. OF CALIFORNIA, INC. ".

STATE OF DELAWARE

SECRETARY OF STATE

DIVISION OF CORPORATIONS

FILED 09:00 AM 03/14/2000

001128462 - 3188494

CERTIFICATE OF INCORPORATION
OF

MVD, INC.

I, the undersigned, for the purposes of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware, do execute this Certificate of Incorporation and hereby certify the following:

FIRST. The name of this corporation is MVD, Inc.

SECOND. The address of this corporation's registered office in the State of Delaware is 1013 Centre Road, in the city of Wilmington, 19805, county of New Castle. The name of the agent at that address is Corporation Service Company.

THIRD. The purpose of this corporation is to engage in any lawful act or activity for which corporations may be organized pursuant to the General Corporation Law of the State of Delaware.

FOURTH. The total number of shares of stock which this corporation shall have authority to issue is Fifty-Five Million (55.000,000) with a par value of one mil ($.001) per share. Fifty Million (50,000,000) of those shares are Common Stock and Five Million (5,000,000) of those shares are Preferred Stock. Each share of Common Stock shall entitle the holder thereof to one vote, in person or by proxy, on any matter on which action of the stockholders of this corporation is sought. The holders of shares of Preferred Stock shall have no right to vote such shares, except (i) as determined by the Board of Directors of this corporation in accordance with the provisions of Section (3) of ARTICLE FIFTH of this Certificate of Incorporation, or (ii) as otherwise provided by the Delaware General Corporation Law, as amended from time to time. The stockholders shall not possess cumulative voting rights. The holders of shares of capital stock of the corporation shall not be entitled to pre-emptive or preferential rights to subscribe to any unissued stock or any other securities which the corporation may now or hereafter be authorized to issue. The corporation's capital stock may be issued and sold from time to time for such consideration as may be fixed by the Board of Directors, provided mat the consideration so fixed is not less than par value.

FIFTH. The Board of Directors of this corporation shall be, and hereby is, authorized and empowered, subject to limitations prescribed by law and the provisions of Article FOURTH of this Certificate of Incorporation, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions of each such series. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

(1)       The number of shares that constitute such series and the distinctive designation of such series;

(2)       The dividend rate on the shares of such series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of such series;

(3)       Whether such series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(4)       Whether such series shall have conversion privileges, and, if so, the terms and conditions of such conversion privileges, including provision for adjustment of the conversion rate, in such events as the Board of Directors shall determine;

(5)       Whether or not the shares of such series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date upon or after which those shares shall be redeemable, and the amount per share payable in the event of redemption, which amount may vary in different circumstances and at different redemption dates;

(6)       Whether that series shall have a sinking fund for the redemption or purchase of shares of such series, and, if so, the terms and amount of such fund;

(7)       The rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of this corporation, and the relative rights of priority, if any, of payment of shares of such series;

(8) Any other relative rights, preferences and limitations of such series.

SIXTH. Each director of this corporation shall not be personally liable to this corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of such director's duty of loyalty to this corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which such director derived any improper personal benefit. In the event that the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors of this corporation, then the liability of each director of this corporation shall be eliminated or limited to the fullest and most complete extent permitted by the Delaware General Corporation Law, as so amended.

Any repeal or modification of this article by the stockholders of this corporation shall not adversely affect any right or protection of any director of this corporation existing at the time of such repeal or modification.

SEVENTH. This corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision specified in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at any such time then in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this article.

EIGHT. The incorporator of this corporation is Sheri Frouzesh whose mailing address is 1301 Dove Street, Suite 460, Newport Beach, California 92660.

NINTH. The powers of the incorporator are to terminate upon the filing of this Certificate of Incorporation. The name and mailing address of the person who is to serve as the initial director of this corporation until the first annual meeting of stockholders of this corporation, or until his successor is elected and qualifies, is:

Christopher A. Cota
215 North Federal Highway
Suite 6H
Boca Raton, Florida 33432

TENTH, (a) The number of directors constituting the entire Board of Directors of this corporation shall be not less than one (1) nor more than eight (8) as fixed from time to time by vote of a majority of the entire Board of Directors of this corporation; provided, however, that the number of directors shall not be reduced so as to shorten the term of any director at mat time in office.

(b) Notwithstanding any other provisions of this Certificate of Incorporation or the bylaws of this corporation (and notwithstanding the fact mat some lesser percentage may be specified by law, this Certificate of Incorporation or the bylaws of this corporation), any director or the entire Board of Directors of this Corporation may be removed at any time, but only for cause and only by the affirmative vote of the holders of seventy-five percent (75%) or more of the outstanding shares of capital stock of this corporation entitled to vote generally in the election of directors cast at a meeting of the stockholders of this corporation called for that purpose. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of this corporation, the provisions of this article shall not apply with respect to the director or directors elected by such holders of Preferred Stock.

ELEVENTH. All of the powers of this corporation, insofar as the same may be lawfully vested by this Certificate of Incorporation in the Board of Directors, are hereby conferred upon the Board of Directors of this corporation. In furtherance and not in limitation of that power, the Board of Directors shall have the power to make, adopt, alter, amend and repeal from time to time the bylaws of this corporation, subject to the right of the shareholders entitled to vote with respect thereto to adopt, alter, amend and repeal bylaws made by the Board of Directors; provided, however, that Bylaws shall not be adopted, altered, amended or repealed by the stockholders of this corporation, except by the vote of the holders of not less than two thirds (2/3) of the outstanding shares of stock -entitled to vote upon the election of directors.

The undersigned incorporator hereby acknowledges that the foregoing Certificate of Incorporation is her act and deed on this 7* day of March, 2000.

Incorporator:

STATE OF DELAWARE SECRETARY OF STATE

DIVISION OF CORPORATIONS FILED 09:00 AM 04/24/2001 010200226 - 3188494

CERTIFICATE OF AMENDMENT TO

CERTIFICATE OF INCORPORATION OF

MVD, INC.

a Delaware corporation

MVD, Inc., a corporation organized under the General Corporation Law of the State of Delaware ("Corporation"), does hereby certify:

FIRST: The Corporation has received payment for its capital stock.

SECOND: The amendment to the Corporation's Certificate of Incorporation set forth in the following resolution was approved by a majority of the Corporation's Board of Directors and was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of Delaware; and, further, was approved by the shareholders of the Corporation pursuant to Section 228 of the General Corporation Law of the State of Delaware.

RESOLVED, that the Certificate of Incorporation of the Corporation be amended by striking Article FIRST in its entirety and replacing therefor: 'FIRST: The name of this corporation shall be NT Media Corp. of California, Inc.1; and

RESOLVED, the Certificate of Incorporation of the Corporation be amended by striking Article FOURTH in its entirety and replacing therefor: 'FOURTH: The total number of shares of stock which this corporation shall have authority to issue is One Hundred Five Million (105,000,000) with a par value of one mil ($.001) per share. One Hundred Million (100,000,000) of those shares are Common Stock and Five Million (5,000,000) of those shares are Preferred Stock. Each share of Common Stock shall entitle the holder thereof to one vote, in person or by proxy, on any matter on which action of the stockholders of this corporation is sought. The holders of shares of Preferred Stock shall have no right to vote such shares, except (i) as determined by the Board of Directors of this corporation in accordance with the provisions of Section (3) of ARTICLE FIFTH of this Certificate of Incorporation, or (ii) as otherwise provided by the Delaware General Corporation Law. as amended from time to time. The stockholders shall not possess cumulative voting rights. The holders of shares of capital stock of the corporation shall not be entitled to pre-emptive or preferential rights to subscribe to any unissued stock or any other securities which the corporation may now or hereafter be authorized to issue. The corporation's capital stock may be issued and sold from time to time for such consideration as may be fixed by the Board of Directors, provided that the consideration so fixed is not less than par value.'

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed and attested by its duly authorized officer.

Dated: April 24, 2001

		By:	/s/ Chris Mehringer
Chris Mehringer
		Its:	President

Attest
By:	/s/ Chris Mehringer
Chris Mehringer
Its: Secretary

State of Delaware

Secretary of State

Division of Corporations

Delivered 08:00 AM 08/24/2004

FILED 08:00 AM 08/24/2004

SRV 040619121 - 3188494 FILE

STATE OF DELAWARE
CERTIFICATE FOR RENEWAL
AND REVIVAL OF CHARTER

This corporation organized under the laws of Delaware, the charter of which was forfeited for failure to obtain a registered agent, now desires to procure a restoration, renewal and revival of its charter, and hereby certifies as follows:

1.	The name of this corporation is NT MEDIA CORP. OF CALIFORNIA, INC.
2.	Its registered office in the State of Delaware is located at 2711 CENTERVTLLE RD.: STE 400 Street, City of WILMINGTON Zip Code 19808 County of NEW CASTLE the name and address of its registered agent is CORPORATION SERVICE COMPANY
3.	The date of filing of the original Certificate of Incorporation in Delaware was MARCH 14 2000 .
4.	The date when restoration, renewal, and revival of the charter of this company Is to commence is the 28 day of Feb same being prior to the date of the expiration of the charter. This renewal and revival of the character of this corporation is to be perpetual
5.	This corporation was duly organized and carried on the business authorized by its charter until the 1 ST day of MARCH A.D. 2002 at which time its charter became inoperative and forfeited for failure to obtain a registered agent and this certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

IN TESTIMONY WHEREOF, and in compliance with the provisions of Section 312 of the General Corporation Law of the State of Delaware, as amended, providing for the renewal, extension and restoration of charters,ALI MOUSSAVI the last and acting authorized officer hereunto set his/her hand to this certificate this 18TH day of August A.D.2004.

By:	/s/Ali Moussavi
Authorized Officer
Name:	Ali Moussavi
Print or type
Title:	Secretary/Director

State of Delaware

Secretary of State

Division of Corporations

Delivered 08:00 AM 08/24/2004

FILED 08:00 AM 08/24/2004

SRV 040619121 - 3188494 FILE

STATE OF DELAWARE
CERTIFICATE FOR RENEWAL
AND REVIVAL OF CHARTER

This corporation organized under the laws of Delaware, the charter of which was forfeited for failure to obtain a registered agent, now desires to procure a restoration, renewal and revival of its charter, and hereby certifies as follows:

1.	The name of this corporation is NT MEDIA CORP. OF CALIFORNIA, INC.
2.	Its registered office in the State of Delaware is located at 2711 CENTERVTLLE RD STE 400 Street, City of WILMINGTON Zip Code 19808 County of NEW CASTELE the name and address of its registered agent is CORPORATION SERVICE COMPANY
3.	The date of filing of the original Certificate of Incorporation in Delaware was 03-14-2000 .
4.	The date when restoration, renewal, and revival of the charter of this company Is to commence is the 28TH day of FEBRUARY same being prior to the date of the expiration of the charter. This renewal and revival of the character of this corporation is to be perpetual
5.	This corporation was duly organized and carried on the business authorized by its charter until the 1 day of MARCH A.D. 2006 at which time its charter became inoperative and forfeited for failure to obtain a registered agent and this certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

IN TESTIMONY WHEREOF, and in compliance with the provisions of Section 312 of the General Corporation Law of the State of Delaware, as amended, providing for the renewal, extension and restoration of charters,ALI MOUSSAVI the last and acting authorized officer hereunto set his/her hand to this certificate this 14th day of JUNE A.D.2007.

By:	/s/Ali Moussavi
Authorized Officer
Name:	Ali Moussavi
Print or type
Title:	Secretary/Director

State of Delaware

Secretary of State

Division of Corporations

Delivered 02:12 PM 06/19/2007

FILED 02:12 PM 06/19/2007

SRV 070725958 - 3188494 FILE

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of NT Media Corp. of California, Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling for a written consent of the majority of stockholders in lieu of a meeting of stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "FOURTH" so that, as amended, said Article shall be and read as follows:

The total number of shares of stock which this corporation shall have authority to issue is One Billion Five Million (1,005,000,000) with a par value of one mil ($0,001) per share. One Billion (1,000,000,000) of those shares are Common Stock and Five Million (5,000,000) of those shares are Preferred Stock. Each share of Common Stock shall entitle the holder thereof to one vote, in person or by proxy, on any matter on which action of the stockholders of this corporation is sought. The holders of shares of Preferred Stock shall have no right to vote such shares, except (i) as determined by the Board of Directors of this corporation in accordance with the provisions of Section (3) of ARTICLE FIFTH of this Certificate of Incorporation, or (ij) as otherwise provided by the Delaware General Corporation Law, as amended from time to time. The stockholders shall not possess cumulative voting rights. The holders of shares of capital stock of the corporation shall not be entitled to pre-emptive or preferential rights to subscribe to any unissued stock or any other securities which the corporation may now or hereafter be authorized to issue. The corporation's capital stock may be issued and sold from time to time for such consideration as may be fixed by the Board of Directors, provided that the consideration so fixed is not less than par value.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a written consent in lieu of a meeting of stockholders was duly circulated to not more than ten (10) stockholders of the corporation, in accordance with Section 228 of the General Corporation Law of the State of Delaware, from which written consent the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 7th day of June 2007.

By:	/s/Ali Moussavi
Ali Moussavi
Chief Executive officer

 State of Delaware

Secretary of State

Division or Corporations

Delivered 08:58 AM 01/18/2001

FILED 08:58 AM 01/18/2001

SRV 010824365 - 3188494 FILE

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of NT Media Corp. of California, Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling for a written consent of the majority of stockholders in lieu of a meeting of stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "FOURTH" so that, as amended, said Article shall be and read as follows:

(1)	The total number of shares of stock which this corporation shall have authority to issue is One Billion Five Million (1,005,000,000) with a par value of $0,001 per share. One Billion (1,000,000,000) of those shares are Common Stock and Five Million (5,000,000) of those shares are Preferred Stock. Each share of Common Stock shall entitle the holder thereof to one vote, in person or by proxy, on any matter on which action of the stockholders of this corporation is sought. The holders of shares of Preferred Stock shall have no right to vote such shares, except (i) as determined by the Board of Directors of this corporation in accordance with the provisions of Section (3) of ARTICLE FIFTH of this Certificate of Incorporation, or (ii) as otherwise provided by the Delaware General Corporation Law, as amended from time to time. The stockholders shall not possess cumulative voting rights. The holders of shares of capital stock of the corporation shall not be entitled to pre-emptive or preferential rights to subscribe to any unissued stock or any other securities which the corporation may now or hereafter be authorized to issue. The corporation's capital stock may be issued and sold from time to time for such consideration as may be fixed by the Board of Directors, provided that the consideration so fixed is not less than par value.
(2)	Upon filing this Certificate of Amendment to the Certificate of Incorporation (the "Split Effective Date"), each one hundred (100) shares of Common Stock, par value $0,001 per share, of the Corporation issued and outstanding or held as treasury shares immediately prior to the Split Effective Date (the "Old Common Stock") shall automatically without any action on part of the holder thereof, be reclassified and changed into one share of common stock, par value $0,001 per share, which the Corporation shall be authorized to issue immediately subsequent to the Split Effective Date (the "New Common Stock"). Each holder of a certificate or certificates which immediately prior to the Split Effective. Date represented outstanding shares of Old Common Stock (the "Old Certificates") shall, from and after the Split Effective Date, be entitled to receive upon surrender of such Old Certificates to the Corporation's transfer agent for cancellation, a certificate or certificates (the "New Certificates") representing the shares of New Common Stock into which the shares of Old Common Stock formerly represented by such Old Certificates so surrendered are reclassified under the terms hereof. No fractional shares of New Common Stock of the Corporation shall 1?'e. issued. No stockholder of the Corporation shall transfer any fractional shares of Common Stock of the Corporation, The Corporation shall not recognize on its stock record books any purported transfer of any fractional share of Common Stock of the Corporation. Instead, any fractional shares shall be rounded down to the nearest whole share and the Corporation shall pay the holders of such fractional shares in cash the fair value of the fractional shares

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a written consent in lieu of a meeting of stockholders was duly circulated to stockholders of the corporation, and in accordance with Section 228 of the General Corporation Law of the State of Delaware, from which written consent the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused tins certificate to be signed this 18th day of July 2007,

By:	/s/Ali Moussavi
Ali Moussavi
Chief Executive officer

     State of Delaware

   Secretary of State

  Division of Corporations

Delivered 08:00 AM 07/01/2011

   FILED 08:00 AM 07/01/2011

SRV 040619121 - 3188494 FILE

STATE OF DELAWARE
CERTIFICATE FOR RENEWAL
AND REVIVAL OF CHARTER

This corporation organized under the laws of Delaware, the charter of which was voided for non-payment of taxes adn/or failure to file a complete annual report, now desires to procure a restoration, renewal and revival of its charter pursuant to section 312 of the General Corporation Law of the state if Delaware, and hereby certifies as follows:

1.	The name of this corporation is NT MEDIA CORP. OF CALIFORNIA, INC.
2.	The registered office of the Corporation in the State of Delaware is located at 2711 CENTERVTLLE RD STE 400 Street, City of WILMINGTON Zip Code 19808 The name of the Registered Agent as such address upon whom process againest this corporation may be served is CORPORATION SERVICE COMPANY 2011 CENTRVILLE RD SUITE 400, WILMINGTON, DE
3.	The date of filing of the Corporation’s original Certificate of Incorporation in Delaware was 3/14/2000 .
4.	The renewal and revival of the charter of this corporation is to be perpetual.
5.	This corporation was duly organized and carried on the business authorized by its charter until the 1st day of MARCH A.D. 2009 at which time its charter became inoperative and void for non payment of taxes and /or failure to file a complete annual report and the certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

By:	/s/Ali Moussavi
Authorized Officer
Name:	Ali Moussavi
Print or type
Title:	Secretary/Director

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF OWNERSHIP, WHICH MERGES:

"GLOBAL HEALTH VOYAGER, INC. ", A DELAWARE CORPORATION,

WITH AND INTO "NT MEDIA CORP. OF CALIFORNIA, INC. " UNDER THE NAME OF "GLOBAL HEALTH VOYAGER, INC. ", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE FOURTH DAY OF AUGUST, A.D. 2011, AT 6:05 O'CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF OWNERSHIP IS THE TENTH DAY OF AUGUST, A.D. 2011.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

State of Delaware

Secretary of State

Division of Corporations

Delivered 06:05 PM 08/04/2011

FILED 06:05 PM 08/04/2011

SRV 110891874 - 3188494 FILE

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

GLOBAL HEALTH VOYAGER, INC.

INTO

NT MEDIA CORP. OF CALIFORNIA, INC.

(Pursuant to Section 253 of the General Corporation Law of the State of Delaware)

NT Media Corp. of California, Inc. (the "Company"), a corporation incorporated under the name MVD, Inc. on March 14, 2000 pursuant to the General Corporation Law of the State of Delaware (the "DGCL"), having changed its name to NT Media Corp. of California, Inc. by amendment to its Certificate of Incorporation on April 24, 2001, hereby certifies that the Company owns 100% of the capital stock of Global Health Voyager, Inc., a Delaware corporation incorporated on August 4, 2011 pursuant to the DGCL, and that the Company, by resolutions of its Board of Directors duly adopted at a meeting held on July 25, 2011, determined to merge Global Health Voyager, Inc. into itself and to effect a change of the Company's name to Global Health Voyager, Inc. in connection with such merger, pursuant to Section 253 of the DGCL, and that such resolutions are as follows:

WHEREAS, it is advisable and in the best interests of the Company to change the name of the Company from NT Media Corp. of California. Inc. to Global Health Voyager, Inc. (the "Name Change") and to effect such Name Change pursuant to the provisions of Section 253 of the DGCL; and

WHEREAS, in connection with the Name Change, the Company desires to form a wholly owned subsidiary, Global Health Voyager, Inc., a Delaware corporation (the "Subsidiary1'), to merge with and into the Company pursuant to the provisions of Section 253 of the DGCL, so thai the Company will be the surviving corporation following the merger.

NOW, THEREFORE, BE IT, RESOLVED that the Name Change is authorized and approved;

RESOLVED that the Company shall cause the Subsidiary to be formed under the DGCL;

RESOLVED that, pursuant to Section 253 of the DGCL, the Company shall merge the Subsidiary with and into itself, so that the Company possesses all of the Subsidiary's property, rights, privileges and powers, and assumes all of the Subsidiary's liabilities and obligations;

RESOLVED that, in connection with the merger, the name of NT Media Corp. of California, Inc. shall be changed to Global Health Voyager, Inc.;

RESOLVED that the appropriate officers of the Company be, and each of them hereby is, authorized and empowered to make and execute a Certificate of Ownership and Merger setting forth a copy of these resolutions, and to file the Certificate of Ownership and Merger in the office of the Secretary of State of the State of Delaware;

RESOLVED that the effective date of the Certificate of Ownership and Merger, the merger and the Name Change provided for in the Certificate of Ownership and Merger shall be August 10, 2011;

RESOLVED that, in connection with the Name Change, the appropriate officers of the Company be, and each of them hereby is, authorized and empowered, for and on behalf of the Company, to file any and all notices and filings deemed necessary or appropriate by such officer, including with the Securities and Exchange Commission, the Financial Industry Regulatory Authority, the Company's transfer agent, the Depository Trust Company and CUSIP Global Services, and to obtain a new trading symbol and CUSIP number and to execute all documents, disburse such funds and take al! necessary and appropriate actions in connection with any of the foregoing;

RESOLVED that, in connection with the Name Change, the appropriate officers of the Company be, and each of them hereby is, authorized and empowered, for and on behalf of the Company, to execute and file any and all documents required to effectuate the Name Change in any U.S. state or territory in which the Company is authorized to do business;

RESOLVED that, in connection with the Name Change, the Company's stock certificates for its common stock, par value $0.001 per share, shall be modified to reflect the name Global Health Voyager, Inc., and such modified stock certificates are hereby authorized and approved; and that a new form of corporate seal, reflecting the name Global Health Voyager, Inc., is adopted and approved;

RESOLVED that, in connection with the Name Change, the appropriate officers of the Company be, and each of them hereby is, authorized and empowered, for and on behalf of the Company, to prepare, execute and deliver all documents, notices and resolutions that may be required by any bank in connection with any accounts maintained by the Company; and

RESOLVED that the appropriate officers of the Company be, and each of them hereby is, authorized and empowered, in the name and on behalf of the Company, to take or cause to be taken all such further actions, to execute and deliver all such instruments and documents, to disburse such funds, engage such persons, and do all acts and things whatsoever, which they, in their judgment, determine to be necessary, appropriate or desirable to fully cany out the intent and purpose of the foregoing resolutions.

[Signature page follows]

IN WITNESS WHEREOF, NT Media Corp. of California, Inc. has caused this certificate to be signed by an authorized officer on August 4 , 2011.

By:	/s/Ali Moussavi
Ali Moussavi
Chief Executive officer